Exhibit 5.2
[Morgan, Lewis & Bockius LLP Letterhead]
November 4, 2009
AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, Pennsylvania 19087-5594

RE:	AmerisourceBergen Corporation Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-162227)
Ladies and Gentlemen:
We have acted as counsel to AmerisourceBergen Corporation, a Delaware corporation (the “Company”), and the additional registrants listed on Schedule I hereto (the “Guarantors”) in connection with the filing of the referenced Registration Statement on September 30, 2009 (the “Form S-3”) and the Post-Effective Amendment No. 1 thereto (the “Amendment” and together with the Form S-3, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the potential offer and sale, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of, among other securities: (i) one or more series of the Company’s unsecured senior or subordinated debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by the Guarantors.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws (collectively, the “Company Organizational Documents”), (ii) certain resolutions of the Company’s Board of Directors (the “Company’s Board”) relating to the Registration Statement, (iii) the certificate of incorporation, articles of incorporation, bylaws, limited partnership agreement, limited liability company agreement, operating agreement and other organizational documents, as applicable, of each of the Guarantors (with respect to each Guarantor, the “Guarantor Organizational Documents”), (iv) certain resolutions of the board of directors, board of managers, managing member or general partner, as applicable, of each of the Guarantors or such or other person or group with power to act on behalf of and bind the Guarantor, (with respect to each Guarantor, the “Guarantor’s Board”), relating to the Registration Statement, (v) the form of Indenture between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which is filed as Exhibit 4.3 to the Registration Statement (the “Indenture”), pursuant to which the Debt Securities and the Guarantees are to be issued from time to time, and (vi) such other documents, records and instruments of the Company and the Guarantors as we have deemed appropriate for purposes of the opinions set forth herein.

AmerisourceBergen Corporation
November 4, 2009

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers or other authorized representatives of the Company and the Guarantors, representations made by the Company and the Guarantors in documents examined by us and representations of officers or other authorized representatives of the Company and the Guarantors. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.
For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:
•	the issuance, sale, number or amount, as the case may be, and the terms of the Guarantees and the Debt Securities to which such Guarantees relate to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Company’s Board and each of the Guarantor’s Board, as applicable, in accordance with the Company Organizational Documents and the Guarantor Organizational Documents, respectively, and applicable law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any Guarantor is subject;
•	the Guarantees and each series of Debt Securities to which such Guarantees relate will be issued under the Indenture and one or more amendments or supplements thereto by and among the Company, the Guarantors and the Trustee providing for the issuance of the Guarantees under the Indenture (hereinafter all references to “Indenture” shall include any applicable amendment or supplement thereto) and the execution, delivery and performance of the Indenture will be duly authorized by all requisite Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any Guarantor is subject;
•	to the extent that the obligations of the Guarantors or the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture and be qualified to serve as Trustee under the terms of the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

AmerisourceBergen Corporation
November 4, 2009

•	the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time any Guarantees or the Debt Securities to which such Guarantees relate are offered and issued as contemplated by the Registration Statement;

•	all Guarantees and the Debt Securities to which such Guarantees relate will be issued and sold in compliance with applicable federal and state securities laws;

•	a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to the Guarantees and the Debt Securities to which such Guarantees relate will have been duly authorized and validly executed and delivered by each of the Guarantors, the Company and the other parties thereto, and the applicable Definitive Agreement will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any Guarantor or any other party thereto is subject; and

•	a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Guarantees and the Debt Securities to which such Guarantees relate offered thereby and will comply with all applicable laws at the time such Guarantees and Debt Securities are offered and issued as contemplated by the Registration Statement.
Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof, when (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) the specific terms of a particular issuance of Guarantees and the Debt Securities to which such Guarantees relate have been duly authorized by all requisite Corporate Action and are in accordance with the terms of the applicable Indenture, and (iii) such Guarantees and Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Guarantees and Debt Securities in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other securities of the Company in accordance with their respective terms, such Guarantees will constitute valid and binding obligations of each of the Guarantors.
The opinion set forth above is subject to the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, or (iv) requirements that a claim with respect to any Guarantees or the Debt Securities to which such Guarantees relate in denominations other than in United

AmerisourceBergen Corporation
November 4, 2009

States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to any provisions of the Guarantees or the Debt Securities to which such Guarantees relate, which purport to waive or alter such rights or protections, except to the extent permitted by law.
The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction. To the extent that the laws of any other state or jurisdiction govern any of the matters set forth herein, we have assumed that the laws of such state or jurisdictions are identical to those of the Commonwealth of Pennsylvania, and we express no opinion as to whether such assumption is reasonable or correct. Although the Guarantees and the Debt Securities to which such Guarantees relate may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.
We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

Schedule I
List of Guarantors
Ambulatory Pharmaceutical Services, Inc.
AmerisourceBergen Drug Corporation
AmerisourceBergen Holding Corporation
AmerisourceBergen Services Corporation
AmerisourceBergen Specialty Group, Inc.
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
Anderson Packaging, Inc.
APS Enterprises Holding Company, Inc.
ASD Specialty Healthcare, Inc.
AutoMed Technologies, Inc.
Bellco Drug Corp.
Clinical Outcomes Resource Application Corporation
Dialysis Purchasing Alliance, Inc.
Health Services Capital Corporation
I.g.G. of America, Inc.
IHS Acquisition XXX, Inc.
Imedex, LLC
Integrated Commercialization Solutions, Inc.
International Physician Networks, L.L.C.
Liberty Acquisition Corp.
Medical Initiatives, Inc.
Pharm Plus Acquisition, Inc.
Pharmacy Healthcare Solutions, Ltd.
Solana Beach, Inc.
Specialty Pharmacy, Inc.
Specialty Pharmacy of California, Inc.
Telepharmacy Solutions, Inc.
The Lash Group, Inc.
US Bioservices Corporation
Value Apothecaries, Inc.
Xcenda, LLC